Exhibit 4.01


                              CERTIFICATE OF MERGER
                                       OF
                            THE TRAVELERS CORPORATION
                                      INTO
                              PRIMERICA CORPORATION




(pursuant to Section 252 of the General Corporation Law of the State of Delaware and Section 33-367 of the Connecticut Stock Corporation Act)

       Primerica Corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, and The Travelers Corporation, organized and existing under and by virtue of the Connecticut Stock Corporation Act,

DO HEREBY CERTIFY:

       FIRST:     That the name and state of incorporation of each of the
constituent corporations of the merger are as follows:

                                                       State of
    Name                                               Incorporation
    ----                                               -------------

    PRIMERICA CORPORATION . . . . . . . . . . . . .   Delaware
    THE TRAVELERS CORPORATION . . . . . . . . . . .   Connecticut

and that Primerica Corporation is the surviving corporation of the merger (hereinafter referred to as the "Surviving Corporation").

       SECOND: That an Agreement and Plan of Merger (the "Agreement") between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware and in the manner provided for in the applicable provisions of Chapter 599 of the laws of the State of Connecticut.

       THIRD:     That the name of the Surviving Corporation is Primerica
Corporation, except that at the effective time of the merger it shall be changed to The Travelers Inc.

       FOURTH: That the Certificate of Incorporation of Primerica Corporation shall constitute the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by law except that
(i) Article FIRST of the Certificate of Incorporation of Primerica Corporation shall be amended to read as follows:

                     FIRST:  The name of the Corporation is:
                               THE TRAVELERS INC.

and (ii) Article FOURTH, Section A of the Certificate of Incorporation of Primerica Corporation shall be amended to read as follows:









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       The total number of shares of Common Stock which the Corporation shall have authority to issue is Five Hundred Million (500,000,000) shares of Common Stock having a par value of one cent ($.01) per share. The total number of shares of Preferred Stock which the Corporation shall have authority to issue is Thirty Million (30,000,000) shares having a par value of one dollar ($1.00) per share.

and (iii) Article FOURTH of the Certificate of Incorporation of Primerica Corporation shall be amended to add new Sections J and K, which shall read as follows:


J.  $4.53 ESOP CONVERTIBLE PREFERRED STOCK, SERIES C

    1. Designation, Issuance and Transfer. (a) There shall be a series of Preferred Stock, the designation of which shall be "$4.53 ESOP Convertible Preferred Stock, Series C" (hereinafter called the "Series C Preferred Stock") and the number of authorized shares constituting the Series C Preferred Stock shall be eight million (8,000,000). Shares of the Series C Preferred Stock shall have a stated value of $53.25 per share. The number of authorized shares of the Series C Preferred Stock may be reduced by resolution duly adopted by the Board of Directors, or by a duly authorized committee thereof, and by the filing, pursuant to the provisions of the General Corporation Law of the State of Delaware, of a certificate of amendment to the Certificate of Incorporation of the Corporation, as theretofore amended, stating that such reduction has been so authorized, but the number of authorized shares of the Series C Preferred Stock shall not be increased.

    (b)  Shares of Series C Preferred Stock shall be issued only to Shawmut
Bank Connecticut, National Association, as trustee (the "Trustee") acting on behalf of the employee stock ownership feature of The Travelers Savings, Investment and Stock Ownership Plan, as amended from time to time or any successor to such plan (the "Plan"), or any successor trustee under the Plan. In the event of any transfer of shares of Series C Preferred Stock to any person other than the Trustee, other than a pledge of the shares of Series C Preferred Stock by the Trust in connection with the financing or refinancing of the purchase by the Trustee of shares of $4.53 Series A ESOP Convertible Preference Stock (without par value) of The Travelers Corporation (the "Series A Preference Stock"; such shares of Series A Preference Stock having been assumed by the Corporation and become shares of Series C Preferred Stock pursuant to the terms of such Series A Preference Stock) or of shares of Series C Preferred Stock, the shares of the Series C Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder, shall be automatically converted into shares of Common Stock on the terms otherwise provided for the conversion of shares of Series C Preferred Stock into shares of Common Stock pursuant to paragraph 4 of this Section J and no such transferee shall have any of the voting powers, preferences or rights of shares of Series C Preferred Stock hereunder, but rather, only the powers and rights pertaining to the Common Stock into which such shares of Series C Preferred Stock shall be so converted. Notwithstanding the foregoing provisions of this paragraph 1(b), shares of Series C Preferred Stock may be converted into shares of Common Stock as provided by paragraph 4 of this Section J and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law.

    2. Dividend Rate. (a) Dividends on each share of the Series C Preferred Stock shall accrue from the date of its original issue (for purposes of this paragraph 2(a), the date of original issue of the Series C Preferred Stock shall be the date of commencement of the full quarterly period ending April 1, 1994) in the amount of $4.53 per annum per share (the "Rate"). Such dividends shall be cumulative from the

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



date of original issue and shall be payable, when and as declared by the Board of Directors, out of assets legally available for such purpose, on January 1, April 1, July 1 and October 1 of each year, commencing
April 1, 1994 (each such date being hereinafter individually a "Dividend Payment Date" and collectively the "Dividend Payment Dates"), except that if such date is a Sunday or legal holiday then such dividend shall be payable on the first immediately succeeding calendar day which is not a Sunday or legal holiday. Each such dividend shall be paid to the holders of record of shares of the Series C Preferred Stock as they appear on the books of the Corporation on such Dividend Payment Date, or such other date as shall be fixed by the Board of Directors as the record date. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on the payment date (which payment date may be fixed by the Board of Directors as the record date), or such other date as may be fixed by the Board of Directors as the record date.

    (b) Except as hereinafter provided, no dividends shall be declared or paid or set apart for payment on Preferred Stock of any other series ranking on a parity with the Series C Preferred Stock as to dividends and upon liquidation for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the Series C Preferred Stock through the latest Dividend Payment Date. When dividends are not paid in full, as aforesaid, upon the shares of the Series C Preferred Stock and any such other series of Preferred Stock, all dividends declared upon shares of the Series C Preferred Stock and such other series of Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series C Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series C Preferred Stock and such other series of Preferred Stock bear to each other. Holders of shares of the Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series C Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock which may be in arrears.

    (c) So long as any shares of the Series C Preferred Stock are outstanding, no dividend (other than a dividend in Common Stock or in any other stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation and other than as provided in paragraph 2(b) of this Section J) shall be declared or paid or set aside for payment, and no other distribution shall be declared or made upon the Common Stock or upon any other stock of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation), unless, in each case, the full cumulative dividends on all outstanding shares of the Series C Preferred Stock shall have been paid or contemporaneously are declared and paid through the latest Dividend Payment Date.

    (d) Dividends payable on the Series C Preferred Stock for any full quarterly period shall be computed by dividing the Rate by four (for purposes of this paragraph 2(d), the Series C Preferred Stock shall be deemed to have been outstanding for the full quarterly period ending April 1, 1994). Subject to the preceding sentence, dividends payable on the Series C Preferred Stock for any period less than a full quarterly period shall be computed on the basis of a 360-day year of 30-day months.

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

    3. Redemption. (a) The shares of Series C Preferred Stock shall not be redeemable before January 1, 1998 except as set forth in paragraphs 3(b), 3(c), 3(d) and 3(e) of this Section J. On or after January 1, 1998, the Corporation, at its sole option, may redeem the Series C Preferred Stock as a whole or in part at a price of $53.25 per share plus accrued and unpaid dividends thereon to the date fixed for redemption.

    (b) The shares of Series C Preferred Stock shall be redeemable by the Corporation, at its sole option, at any time and from time to time if there is a change in the federal tax law of the United States of America which has the effect of precluding the Corporation from claiming any of the tax deductions for dividends paid on the Series C Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended, and as in effect on the date shares of Series C Preferred Stock are initially issued (for this purpose, such date of initial issuance being the date of the original issuance of the Series A Preference Stock), at the higher of (i) $53.25 per share plus accrued and unpaid dividends thereon to the date fixed for redemption or (ii) the fair market value per share of the Series C Preferred Stock as determined by an independent appraiser, appointed by the Trustee in accordance with the provisions of the Plan, as of the most recent Valuation Date, as defined in the Plan.

    (c) The shares of Series C Preferred Stock shall be redeemable in whole at any time upon the commencement of any action by a governmental authority having jurisdiction which may result in the divestiture or other material change in the business of the Corporation or any subsidiary by reason of the issuance of the Series C Preferred Stock. At such time as the shares of Series C Preferred Stock shall be redeemable pursuant to this paragraph 3(c), the Corporation, at its sole option, may redeem the Series C Preferred Stock at the following redemption prices per share plus, in each case, accrued and unpaid dividends thereon to the date fixed for redemption.

    If redeemed during the twelve-month period beginning January 1,

   Year                                                  Price
   ----                                                  -----
   1994   . . . . . . . . . . . . . . . . . . . . . .    $55.52
   1995   . . . . . . . . . . . . . . . . . . . . . .    $54.95
   1996   . . . . . . . . . . . . . . . . . . . . . .    $54.38
   1997   . . . . . . . . . . . . . . . . . . . . . .    $53.82

and $53.25 if redeemed on or after January 1, 1998.

    (d) The shares of Series C Preferred Stock shall be redeemed by the Corporation at a redemption price which shall be the higher of (i) $53.25 per share plus accrued and unpaid dividends thereon to the date fixed for redemption or (ii) the fair market value per share of the Series C Preferred Stock as determined by an independent appraiser appointed by the Trustee in accordance with the provisions of the Plan, as of the most recent Valuation Date, as defined in the Plan, at the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five business days prior to the date fixed by the holder in such notice for such redemption, upon certification by such holder to the Corporation, when and to the extent necessary for such holder to provide for distributions required to be made to participants under, or to satisfy an investment election provided to participants in accordance with, the Plan.

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


    (e) At the option of the holder, the shares of Series C Preferred Stock shall be redeemed in whole by the Corporation at a redemption price of $53.25 per share plus accrued and unpaid dividends thereon to the date fixed for redemption, at any time (i) upon a Change in Control of the Corporation or (ii) in the event that the Plan is not initially determined by the Internal Revenue Service to be qualified within the meaning of Sections 401(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended, upon notice to the Corporation given not less than five business days prior to the date fixed by the holder in such notice for such redemption.

    For purposes of this paragraph (e), a "Change in Control" will be deemed to have occurred upon either of the following:

       (i) The date of public disclosure that any person or group of persons (excluding persons or entities affiliated with the Corporation) directly or indirectly acquires actual or beneficial ownership of 30% or more of the combined voting power of the Corporation's outstanding securities entitled to vote in the election of members of the Board of Directors, or the right to obtain such ownership; or

       (ii) The date Incumbent Directors cease to constitute a majority of the Board of Directors.

    Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to (i) above solely because 30% or more of the combined voting power of the Corporation's outstanding securities entitled to vote in the election of members of the Board of Directors is acquired by a person, the majority interest in which is held, directly or indirectly, by the Corporation, or by one or more employee benefit plans maintained by the Corporation or an affiliated employer, the majority interest in which is held, directly or indirectly, by the Corporation.

    For the purposes of this definition, the term "person" shall have the same meaning as set forth in Section 3(a) of the Securities Exchange Act of 1934, as amended, and in the regulations promulgated thereunder.

    For purposes of this definition, the term "Incumbent Directors" shall mean the Board of Directors on December 31, 1993, to the extent that they continue to serve as members thereof. Any individual who becomes a member of such Board after December 31, 1993, if his or her election or nomination for election as a director was approved by a majority of the then Incumbent Directors, is an Incumbent Director.

    (f) Except with respect to subparagraph 3(e)(i) of this Section J, the Corporation, at its option, may make payment of the redemption price required upon redemption of shares of Series C Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose at the current market price as determined pursuant to paragraphs 4(d) and 9 of this Section J, provided, however, that in calculating the current market price, the five consecutive business days preceding and including the date of redemption shall be used. Payment of the redemption price required upon redemption of shares of Series C Preferred Stock pursuant to subparagraph 3(e)(i) of this Section J shall be made in cash.

    (g) In the event the Corporation shall redeem shares of the Series C Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 20 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's

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address as the same appears on the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of the Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) whether such payment shall be in cash or shares of Common Stock, or in a combination of such shares and cash; (v) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vii) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, the conversion price and the number of shares of Common Stock issuable upon conversion of a share of Series C Preferred Stock at the time.

    (h) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money or shares of Common Stock for the payment of the redemption price of the shares called for redemption) dividends on the shares of the Series C Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as preferred stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

    (i) Any shares of the Series C Preferred Stock which shall at any time have been redeemed or repurchased by the Corporation, or surrendered to the Corporation upon conversion or otherwise acquired by the Corporation shall, upon such redemption, repurchase, surrender or other acquisition, be retired and thereafter have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors or a duly authorized committee thereof.

    (j) Notwithstanding the foregoing provisions of this paragraph 3, unless the full cumulative dividends on all outstanding shares of the Series C Preferred Stock shall have been paid or contemporaneously are declared and paid through the latest Dividend Payment Date, no shares of the Series C Preferred Stock shall be redeemed, except at the option of the holder pursuant to paragraph 3(d) and paragraph 3(e) of this Section J, unless all outstanding shares of the Series C Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of the Series C Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series C Preferred Stock.

    (k) Any redemption, repurchase or other acquisition by, or any surrender upon conversion to, the Corporation of shares of Series C Preferred Stock may, to the extent required to be made out of funds legally available for such purpose, be made to the extent of any unreserved and unrestricted capital surplus attributable to such shares in addition to any other surplus, profits, earnings or other funds or amounts legally available for such purpose.

    4. Conversion. (a) The holder of any shares of the Series C Preferred Stock at his option may at any time (except that if any such shares shall have been called for redemption, then, as to such shares,

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such right shall terminate at the close of business on the date fixed for such redemption, unless default shall be made by the Corporation in providing money or shares of Common Stock for the payment of the redemption price of the shares called for redemption) convert the stated value of all such shares into a number of fully paid and nonassessable shares of Common Stock determined by dividing the stated value of the shares surrendered for conversion by the Conversion Price fixed or determined pursuant to paragraph 4(d) and paragraph 9 of this Section J. Such right shall be exercised by the surrender of the shares so to be converted to the Corporation at any time during normal business hours at the office of the Corporation, accompanied by written notice of such holder's election to convert and (if so required by the Corporation) by instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to paragraph 4(i) of this Section J.

    (b) As promptly as practicable after the surrender for conversion of the shares of the Series C Preferred Stock in the manner provided in paragraph 4(a) of this Section J and the payment in cash of any amount required by the provisions of paragraphs 4(a) and 4(h) of this Section J, the Corporation will deliver or cause to be delivered to or upon the written order of the holder of such shares, certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares, and all rights of the holder of such shares as a holder of such shares shall cease at such time and the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders thereof at such time and such conversion shall be at the Conversion Price (as hereinafter defined) in effect at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are opened and such conversion shall be at the Conversion Price in effect at such time on such succeeding day.

    If the last day for the exercise of the conversion right shall be other than a business day, then such conversion right may be exercised on the next succeeding business day.

    (c) No adjustments in respect of dividends shall be made upon the conversion of the shares of the Series C Preferred Stock.

    (d) The initial Conversion Price shall be $66.21 per share of the Common Stock. The Conversion Price shall be subject to adjustment as provided in paragraph 9.

    (e) No fractional shares of stock shall be issued upon the conversion of shares of the Series C Preferred Stock. If any fractional interest in a share of Common Stock would, except for the provisions of this paragraph 4(e), be deliverable upon the conversion of shares, the Corporation shall in lieu of delivering the fractional share therefor, adjust such fractional interest by payment to the holder of such surrendered share or shares of an amount in cash equal (computed to the nearest cent) to the current market value of such fractional interest, computed on the basis of the last reported sale price regular way of Common Stock on the New York Stock Exchange, or, if not reported for such Exchange, on the Composite Tape, on the business day prior to the date of conversion, or, in case no such reported sale takes place on such day,

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the average of the reported closing bid and asked quotations on the New York
Stock Exchange, or, if the Common Stock is not listed on such Exchange or no such quotations are available, the last sale price in the over-the-counter market reported by the National Association of Securities Dealers Automated Quotations System, or if not reported by such System, the average of the high bid and low asked quotations in the over-the-counter market as reported by National Quotation Bureau, Incorporated, or similar organization, or if no such quotations are available, the fair market price as determined by the Corporation (whose determination shall be conclusive).

    (f) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of the Series C Preferred Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of (i) such reservation by reserving purchased shares of Common Stock which are held in the treasury of the Corporation and (ii) conversion of any shares of the Series C Preferred Stock by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation.

    The Corporation covenants that if any shares of Common Stock required to be reserved for purposes of conversion of the shares hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be.

    The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of shares prior to such delivery upon each national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

    The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of Series C Preferred Stock will upon issue be fully paid and nonassessable.

    (g) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the Conversion Price as so adjusted.

    (h) The issuance of certificates for shares of Common Stock upon conversion or payment of the redemption price shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

    (i) Notwithstanding anything elsewhere contained in this Certificate of Incorporation, any funds which at any time shall have been deposited or set aside by the Corporation or on its behalf with any paying agent or otherwise for the purpose of paying dividends on or the redemption price of any of the shares of the Series C Preferred Stock and which shall not be required for such purposes because of the conversion of such shares, as provided in this paragraph 4, shall, upon delivery to the paying agent of evidence satisfactory to it of such conversion, after such conversion be repaid to the Corporation by the paying agent.

    (j)  In case:

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       (i)     the Corporation shall take any action which would require an adjustment in the Conversion Price pursuant to paragraph 9 of this Section J; or

       (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights and notice thereof shall be given to holders of Common Stock; or

       (iii) there shall be any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value or from par value to no par value or from no par value to par value of the Common Stock), or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all of the assets of the Corporation; or

       (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be given to the holders of the shares of the Series C Preferred Stock at least ten days prior to the applicable date hereinafter specified, a notice of (x) the date on which a record is to be taken for the purpose of any distribution or grant to holders of Common Stock, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or grant are to be determined or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of any proceedings described in clauses (i), (ii), (iii) or (iv) of this paragraph 4(j).

    5. Voting. The shares of the Series C Preferred Stock shall be entitled to vote for the election of directors and on all other matters submitted to a vote of stockholders of the Corporation. Each share of the Series C Preferred Stock shall be entitled to 1.3 votes per share when voting together as a single class with shares of Common Stock, such voting rights to be adjusted as the Conversion Price is adjusted pursuant to paragraphs 4(d)and 9 of this Section J. Such shares shall vote jointly as a single class with shares of Common Stock and not as a separate class except as otherwise expressly provided for in the General Corporation Law of the State of Delaware; provided, however, that whether or not the General Corporation Law of the State of Delaware so provides, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series C Preferred Stock and all other series of Preferred Stock ranking on a parity with the Series C Preferred Stock as to dividends and upon liquidation, voting together as a class, shall be required for the Corporation to create a new class or increase an existing class of stock having rights in respect of the payment of dividends or in liquidation prior to the Series C Preferred Stock or any other series of Preferred Stock ranking on a parity with the Series C Preferred Stock as to dividends and upon liquidation, to issue any preferred stock of the Corporation ranking prior to the Series C Preferred Stock either as to dividends or upon liquidation, or to change the terms, limitations or relative rights or preferences of the Series C Preferred Stock or any other series of Preferred Stock ranking on a parity with the Series C Preferred Stock as to dividends and upon liquidation, either directly or by increasing the relative rights of the shares of another class. When the

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shares of Series C Preferred Stock are entitled to vote together with any other series of Preferred Stock, shares of Series C Preferred Stock shall be entitled to one vote per share.

    6. Liquidation Rights. (a) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of the Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the Preferred Stock upon liquidation, the amount of $53.25 per share, plus accrued and unpaid dividends thereon to the date of final distribution.

    (b) Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph 6.

    (c) After the payment to the holders of the shares of the Series C Preferred Stock of the full preferential amounts provided for in this paragraph 6, the holders of the Series C Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

    (d) In the event the assets of the Corporation available for distribution to the holders of shares of the Series C Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph 6(a) of this Section J, no such distribution shall be made on account of any shares of any other series of Preferred Stock or any other class of stock of the Corporation, in either case ranking on a parity with the shares of the Series C Preferred Stock upon such dissolution, liquidation or winding up, unless proportionate distributive amounts shall be paid on account of the shares of the Series C Preferred Stock, ratably, in proportion to the full distributable amounts to which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

    7. Ranking. For purposes of the foregoing paragraphs 1 through 6 of this Section J, any stock of any class or classes of the Corporation shall be deemed to rank:

    (a) prior to the shares of the Series C Preferred Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of the Series C Preferred Stock;

    (b) on a parity with shares of the Series C Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of the Series C Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the Series C Preferred Stock; and

    (c) junior to shares of the Series C Preferred Stock, either as to dividends or upon liquidation, if such class or classes shall be Common Stock or if the holders of shares of the Series C Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or classes.

    Notwithstanding any other provision of this Section J or of Section K, the Series C Preferred Stock shall rank on a parity (within the meaning of paragraph 7(b) of this Section J) with the Corporation's 8.125% Cumulative Preferred Stock, Series A, 5.50% Convertible Preferred Stock, Series B, $45,000 Cumulative Redeemable Preferred Stock, Series Z and 9.25% Preferred Stock, Series D as to dividends and distributions of assets.

    8. Consolidation, Merger, etc. (a) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Corporation) that constitutes "qualifying employer securities" with respect to a holder of Series C Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the Series C Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by paragraph 3 of this Section J), and the qualifications, limitations or restrictions thereon, that the Series C Preferred Stock had immediately prior to such transaction, except that after such transaction each share of Series C Preferred Stock shall be convertible, otherwise on the terms and conditions provided by paragraph 4 of this Section J, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such Series C Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series C Preferred Stock, then the Series C Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such Series C Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount so receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by the plurality of the non-electing shares). The rights of the Series C Preferred Stock as preferred stock of such successor or resulting corporation shall successively be subject to adjustments pursuant to paragraphs 4 and 9 of this Section J after any such transaction as nearly equivalent as practicable to the adjustment provided for by such paragraph prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding Series C Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

    (b) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph 8(a) of this Section J) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series C Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph 8(c) of this Section J), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such Series C Preferred Stock could have been converted at such time so that each share of Series C Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holder of the Series C Preferred Stock, then the Series C Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such Series C Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

    (c) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph 8(b) of this Section J, then the Corporation shall as soon as practicable thereafter (and in any event at least ten business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series C Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption of such Series C Preferred Stock, a cash payment equal to the following redemption prices per share, plus, in each case, accrued and unpaid dividends thereon to the date fixed for redemption.

    If redeemed during the twelve-month period beginning January 1,

   Year                                                  Price
   ----                                                  -----
   1994   . . . . . . . . . . . . . . . . . . . . . .    $55.52
   1995   . . . . . . . . . . . . . . . . . . . . . .    $54.95
   1996   . . . . . . . . . . . . . . . . . . . . . .    $54.38
   1997   . . . . . . . . . . . . . . . . . . . . . .    $53.82

and $53.25 if redeemed on or after January 1, 1998.

   No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction.

   9. Anti-dilution Adjustments. (a) In the event the Corporation shall, at any time or from time to time while any of the Series C Preferred Stock is outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which paragraph 8 of this Section J does not apply) or otherwise, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph 9(a) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

   (b) In the event that the Corporation shall, at any time or from time to time while any of the Series C Preferred Stock is outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs 9(e) and 9(f) of this Section J, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

   (c) In the event the Corporation shall, at any time or from time to time while any of the shares of Series C Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) and other than pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Fair Market Value of such shares on the date of issuance, sale or exchange, then, subject to the provisions of paragraphs 9(e) and 9(f) of this Section J, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (x) the Fair Market Value of a share of Common
Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (y) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation. In the event the Corporation shall, at any time or from time to time while any Series C Preferred Stock is outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) and other than pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Non-Dilutive Amount (as hereinafter defined), then, subject to the provisions of paragraphs 9(e) and 9(f) of this Section J, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of
(i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (iii) the Fair Market Value at the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of
(i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).

   (d) In the event the Corporation shall, at any time or from time to time while any of the Series C Preferred Stock is outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which paragraph 8 of this Section J does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs 9(e) and 9(f) of this Section J, be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the difference between (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, and (ii) the Fair Market Value of the Extraordinary Distribution minus the aggregate amount of regularly scheduled quarterly dividends declared by the Board of Directors and paid by the Corporation in the twelve months immediately preceding such Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (b) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof)of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send each holder of Series C Preferred Stock (i) notice of its intent to make any Extraordinary Distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series C Preferred Stock may be converted at such time.

   (e) Notwithstanding any other provisions of this paragraph 9, the Corporation shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

   (f) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this paragraph 9, the Board of Directors shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors. The determination of the Board of Directors as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph 9(f), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all stockholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this paragraph 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to the holders of the Common Stock.

   (g)   For purposes of this paragraph 9 the following definitions shall apply:

      "Business Day" shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

      "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors or a committee thereof, in each case, on each trading day during the Adjustment Period.

      "Adjustment Period" shall mean the period of five consecutive trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors or such committee.

      "Extraordinary Distribution" shall mean any dividend or other distribution to holders of Common Stock (effected while any shares of the Series C Preferred Stock are outstanding) (i) of cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchases which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds twelve and one-half percent (12 1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, and/or
   (ii) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in paragraphs 9(b) or 9(c) of this Section J), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation) or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph 9(d) of this Section J shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends which are not Extraordinary Distributions made during such 12-month period and not previously included in the calculation of an adjustment pursuant to paragraph 9(d) of this Section J.

      "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period.

      "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the difference between (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, and
   (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

      "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Series C Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchases of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph 9(g), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, on the date Series C Preferred Stock is initially issued by the Corporation or on such other terms and conditions as the Board of Directors or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

   (h) Whenever an adjustment to the Conversion Price and the related voting rights of the Series C Preferred Stock is required pursuant to this paragraph 9, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the Series C Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting rights of the Series C Preferred Stock, the Corporation shall mail a notice thereof and of the then prevailing conversion ratio to each holder of Series C Preferred Stock.

K.    9.25% PREFERRED STOCK, SERIES D

   1. Designation; Issuance and Transfer. There shall be a series of Preferred Stock, the designation of which shall be "9.25% Preferred Stock, Series D" (hereinafter called the "Series D Preferred Stock") and the number of authorized shares constituting the Series D Preferred Stock shall be 7,500,000. Shares of the Series D Preferred Stock shall have a stated value of $50.00 per share. The number of authorized shares of the Series D Preferred Stock may be reduced by resolution duly adopted by the Board of Directors, or by a duly authorized committee thereof, and by the filing, pursuant to the provisions of the General Corporation Law of the State of Delaware, of a certificate of amendment to the Certificate of Incorporation, as theretofore amended, stating that such reduction has been so authorized, but the number of authorized shares of the Series D Preferred Stock shall not be increased.

   2. Dividend Rate. (a) Dividends on each share of the Series D Preferred Stock shall accrue from the date of its original issue (for purposes of this paragraph 2(a), the date of original issue of the Series D Preferred Stock shall be the date of commencement of the full quarterly period ending April 1, 1994) at a rate of 9.25% per annum per share (the "Rate") applied to the stated value of each such share. Such dividends shall be cumulative from the date of original issue and shall be payable, when and as declared by the Board of Directors, out of assets legally available for such purpose, on January 1, April 1, July 1 and October 1 of each year, commencing April 1, 1994 (each such date being hereinafter individually a "Dividend Payment Date" and collectively the "Dividend Payment Dates"), except that if such date is a Sunday or legal holiday then such dividend shall be payable on the first immediately succeeding calendar day which is not a Sunday or legal holiday. Each such dividend shall be paid to the holders of record of shares of the Series D Preferred Stock as they appear on the books of the Corporation on such record date, not exceeding 45 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such record date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

   (b) Except as hereinafter provided, no dividends shall be declared or paid or set apart for payment on Preferred Stock of any other series ranking on a parity with the Series D Preferred Stock as to dividends and upon liquidation for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the Series D Preferred Stock through the latest Dividend Payment Date. When dividends are not paid in full, as aforesaid, upon the shares of the Series D Preferred Stock and any such other series of Preferred Stock, all dividends declared upon shares of the Series D Preferred Stock and such other series of Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series D Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series D Preferred Stock and such other series of Preferred Stock bear to each other. Holders of shares of the Series D Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series D Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Stock which may be in arrears.

   (c) So long as any shares of the Series D Preferred Stock are outstanding, no dividend (other than a dividend in Common Stock or in any other stock of the Corporation ranking junior to the Series D Preferred Stock as to dividends and upon liquidation and other than as provided in paragraph 2(b) of this Section K) shall be declared or paid or set aside for payment, and no other distribution shall be declared or made upon the Common Stock or upon any other stock of the Corporation ranking junior to or on a parity with the Series D Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Corporation ranking junior to or on a parity with the Series D Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series D Preferred Stock as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of the Series D Preferred Stock shall have been paid or contemporaneously are declared and paid through the latest Dividend Payment Date.

   (d) Dividends payable on each share of Series D Preferred Stock for any full quarterly period shall be computed by dividing the Rate by four and multiplying the quotient by the stated value of such share (for purposes of this paragraph 2(d), the Series D Preferred Stock shall be deemed to have been outstanding for the full quarterly period ending April 1, 1994). Subject to the preceding sentence, dividends payable on the Series D Preferred Stock for any period less than a full quarterly period shall be computed on the basis of a 360-day year of 30-day months.

   3. Redemption. (a) The shares of Series D Preferred Stock shall not be redeemable before July 1, 1997. On or after July 1, 1997, the Corporation, at its sole option, may redeem the Series D Preferred Stock as a whole or in part at a price of $50.00 per share plus accrued and unpaid dividends thereon to the date fixed for redemption.

   (b) In the event that fewer than all the outstanding shares of the Series D Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable, except that, notwithstanding such method of determination, the Corporation may redeem all shares of the Series D Preferred Stock owned by all stockholders of a number of shares not to exceed 100 as may be specified by the Corporation.

   (c) In the event the Corporation shall redeem shares of the Series D Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of the Series D Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

   (d) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption) dividends on the shares of the Series D Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

   (e) Any shares of the Series D Preferred Stock which shall at any time have been redeemed, repurchased or otherwise acquired by the Corporation shall, upon such redemption, repurchase or other acquisition, be retired and thereafter have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors or a duly authorized committee thereof.

   (f) Notwithstanding the foregoing provisions of this paragraph 3, unless the full cumulative dividends on all outstanding shares of the Series D Preferred Stock shall have been paid or contemporaneously are declared and paid through the last Dividend Payment Date, no shares of the Series D Preferred Stock shall be redeemed unless all outstanding shares of the Series D Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of the Series D Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the Series D Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series D Preferred Stock.

   (g) Any redemption, repurchase or other acquisition by the Corporation of shares of Series D Preferred Stock may, to the extent required to be made out of funds legally available for such purpose, be made to the extent of any unreserved and unrestricted capital surplus attributable to such shares in addition to any other surplus, profits, earnings or other funds or amounts legally available for such purpose.

   4. Voting. The shares of the Series D Preferred Stock shall not have any voting powers, either general or special, except that:

   (a) If on the date used to determine stockholders of record for any annual meeting of stockholders at which directors are to be elected, a Default in Preferred Dividends (as hereinafter defined) on the Series D Preferred Stock shall exist, the number of directors constituting the Board of Directors shall be increased by two, and the holders of the Series D Preferred Stock and all other series of Preferred Stock ranking on a parity with the Series D Preferred Stock as to dividends and upon liquidation and upon which like voting rights have been conferred and are exercisable (whether or not the holders of such other series of Preferred Stock would be entitled to vote for the election of directors if such Default in Preferred Dividends did not exist) shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two directors of the Corporation to fill such newly created directorships. Each director elected by the holders of shares of the Preferred Stock (herein called a "Preferred Director") as aforesaid shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a Default in Preferred Dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of the Series D Preferred Stock and all other series of Preferred Stock ranking on a parity with the Series D Preferred Stock as to dividends and upon liquidation, voting together as a single class without regard to series, at a meeting of the stockholders, or of the holders of shares of such Preferred Stock, called for the purpose. So long as a Default in Preferred Dividends on the Preferred Stock shall exist (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and
(ii) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock entitled to vote with respect to the removal of such Preferred Director, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and no Default in Preferred Dividends shall exist, the number of directors constituting the Board of Directors shall be reduced by two. For the purposes hereof, a "Default in

Preferred Dividends" on any series of Preferred Stock shall be deemed to have occurred whenever the amount of accrued and unpaid dividends upon such series of the Preferred Stock shall be equivalent to six full quarterly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of the Preferred Stock of such series then outstanding shall have been paid through the last Dividend Payment Date;

   (b) Whether or not the General Corporation Law of the State of Delaware so provides, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series D Preferred Stock and all other series of Preferred Stock ranking on a parity with the Series D Preferred Stock as to dividends and upon liquidation, voting together as a single class without regard to series, shall be required for the Corporation to create a new class or increase an existing class of stock having rights in respect of the payment of dividends or in liquidation prior to the Series D Preferred Stock or any other series of Preferred Stock ranking on a parity with the Series D Preferred Stock as to dividends and upon liquidation, or to change the terms, limitations or relative rights or preferences of the Series D Preferred Stock or any other series of Preferred Stock ranking on a parity with the Series D Preferred Stock as to dividends and upon liquidation, either directly or by increasing the relative rights of the shares of another class; and

   (c) Whether or not the General Corporation Law of the State of Delaware so provides, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series D Preferred Stock voting together as a single class without regard to series with the holders of any one or more other series of Preferred Stock ranking on a parity with the Series D Preferred Stock as to dividends and upon liquidation and similarly affected shall be required for authorizing, effecting, or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any Certificate of Amendment thereof or any similar document (including any Certificate of Amendment or any similar document relating to any series of the Preferred Stock) which would adversely affect the preferences, rights or privileges of the Series D Preferred Stock.

   (d) Whether or not the General Corporation Law of the State of Delaware so provides, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series D Preferred Stock and all other series of Preferred Stock ranking on a parity with the Series D Preferred Stock as to dividends and upon liquidation and upon which like voting rights have been conferred, voting together as a single class without regard to series, shall be required for the Corporation to issue any authorized shares of preferred stock of the Corporation ranking prior to the Series D Preferred Stock either as to dividends or upon liquidation.

   5. Liquidation Rights. (a) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of the Series D Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the Preferred Stock upon liquidation, the amount of $50.00 per share, plus accrued and unpaid dividends thereon to the date of final distribution.

   (b) Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph 5.

   (c) After the payment to the holders of the shares of the Series D Preferred Stock of the full preferential amounts provided for in this paragraph 5, the holders of the Series D Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

   (d) In the event the assets of the Corporation available for distribution to the holders of shares of the Series D Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph 5(a) of this Section K, no such distribution shall be made on account of any shares of any other series of the Preferred Stock or any other class of stock of the Corporation ranking on a parity with the shares of the Series D Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of the Series D Preferred Stock, ratably, in proportion to the full distributable amounts to which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

   6. Ranking. For purposes of the foregoing paragraphs 1 through 5 of this Section K, any stock of any class or classes of the Corporation shall be deemed to rank:

   (a) prior to the shares of the Series D Preferred Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of the Series D Preferred Stock;

   (b) on a parity with shares of the Series D Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of the Series D Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the Series D Preferred Stock; and

   (c) junior to shares of the Series D Preferred Stock, either as to dividends or upon liquidation, if such class or classes shall be Common Stock or if the holders of shares of the Series D Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or classes.

   Notwithstanding any other provision of this Section K or of Section J, the Series D Preferred Stock shall rank on a parity (within the meaning of paragraph 6(b) of this Section K) with the Corporation's 8.125% Cumulative Preferred Stock, Series A, 5.50% Convertible Preferred Stock, Series B, $45,000 Cumulative Redeemable Preferred Stock, Series Z and Series C Preferred Stock as to dividends and distributions of assets.

    FIFTH:      That the executed Agreement as approved is on file at the
principal place of business of the Surviving Corporation, which is 65 East 55th Street, New York, New York 10022.

    SIXTH:      That, in addition to complying with any other Section of Chapter
599 of the laws of the State of Connecticut, a copy of the Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

    SEVENTH: That the authorized capital stock of The Travelers Corporation is five hundred million (500,000,000) shares of Common Capital Stock, par value one dollar and twenty-five cents ($1.25) per share ("Travelers Common Stock"), ten million (10,000,000) shares of Preferred Stock, without par value and twenty-five million (25,000,000) shares of Preference Stock, without par value.

    EIGHTH: That the effective time of the merger shall be 3:00 p.m., Eastern Standard Time, December 31, 1993.

    NINTH:      That with respect to Primerica Corporation, (a) the Agreement was required to be adopted by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of the common stock, par value one cent ($.01) per share ("Primerica Common Stock"), of Primerica Corporation (or, in numerical terms, by the holders of at least 120,270,136 of the 240,540,270 shares of Primerica Common Stock issued and outstanding and entitled to vote) and that (b) the Agreement was adopted by the affirmative vote of the holders of 203,835,497 of the outstanding shares of Primerica Common Stock at a special meeting of the stockholders of Primerica Corporation held on December 30, 1993.

    TENTH:   That, with respect to The Travelers Corporation, (a) the Agreement was required to be approved and adopted by the affirmative vote of (i) the holders of at least two-thirds of the voting power of the issued and outstanding shares of Travelers Common Stock and Series A Preference Stock voting together as a single class, with the shares of Series A Preference Stock being entitled to 1.3 votes per share for the purpose of such vote (or, in numerical terms, by at least 100,957,317 of the 151,435,975 votes entitled to be cast for purposes of such vote by the holders of the 145,707,615 shares of Travelers Common Stock and the 4,406,431 shares of Series A Preference Stock issued and outstanding and entitled to vote), (ii) the holders of at least two-thirds of the voting power of the issued and outstanding shares of Travelers Common Stock, (or, in numerical terms, by the holders of at least 97,138,410 of the 145,707,615 shares of Travelers Common Stock issued and outstanding and entitled to vote) and (iii) the holders of at least two-thirds of the voting power of the issued and outstanding shares of the Series A Preference Stock and Series B Preference Stock voting together as a single class (or, in numerical terms, by at least 7,937,621 of the 11,906,431 votes entitled to be cast for purposes of such vote by the holders of the 4,406,431 shares of Series A Preference Stock and the 7,500,000 shares of Series B Preference Stock issued and outstanding and entitled to vote) and that (b) the Agreement was approved by the affirmative vote of (i) 127,932,686 of the votes entitled to be cast by the holders of Travelers Common Stock and Series A Preference Stock, voting together as a single class, (ii) the holders of 122,922,587 of the outstanding shares of Travelers Common Stock and (iii) 8,866,943 of the votes entitled to be cast by the holders of Series A Preference Stock and Series B Preference Stock, voting together as a single class, in each case at a special meeting of shareholders of The Travelers Corporation held on December 30, 1993.

    IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein pertaining to the corporation of which we are officers are true under the penalties of false statement, this 30th day of December, 1993.


                                  PRIMERICA CORPORATION
                                    a Delaware corporation

                                     /s/ James Dimon
                                  By: ..................................
                                     James Dimon
                                     President

                                     /s/ Charles O. Prince, III
                                  By: ..................................
                                     Charles O. Prince, III
                                     Secretary


                                  THE TRAVELERS CORPORATION
                                    a Connecticut stock corporation

                                     /s/ Richard H. Booth
                                  By: ..................................
                                     Richard H. Booth
                                     President

                                     /s/ George J. Caspar
                                  By: ..................................
                                     George J. Caspar
                                     Secretary





















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